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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



    We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-92119, 333-32586, 333-38560) of HomeSeekers.com, Incorporated and in the related Prospectuses and the Registration Statement (Form S-8
No. 333-44786) pertaining to the Amended and Restated 1996 Stock Option Plan of HomeSeekers.com, Incorporated of our report dated September 11, 2000, with respect to the consolidated financial statements of HomeSeekers.com, Incorporated included in this Annual Report (Form 10-KSB and Form 10-KSB/A (Amendment No. 1)) for the year ended June 30, 2000.



                                                               ERNST & YOUNG LLP



Reno, Nevada
October 25, 2000